Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A of Third Avenue Trust under the heading “Independent Registered Public Accounting Firm”.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 5, 2021